Exhibit (a)(1)(F)
Offer to Purchase for Cash
Ordinary Shares and American Depositary Shares
(each representing three Ordinary Shares)
of
Acorn International, Inc.
at
$2.00 Per Ordinary Share
(Equivalent to $6.00 Per American Depositary Share)
up to a maximum aggregate of 20,000,000 Ordinary Shares
Pursuant to the Offer to Purchase
Dated June 3, 2011
by
Bireme Limited

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated June 3, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) in connection with the offer by Bireme Limited, a Cayman Islands company (“Bireme”), to purchase ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of Acorn International, Inc., a Cayman Islands company (“Acorn”), and American Depositary Shares (“ADSs”), each representing three Ordinary Shares, in an aggregate amount not to exceed 20,000,000 Ordinary Shares (taking into account both Ordinary Shares that are tendered and Ordinary Shares underlying ADSs that are tendered) for $2.00 per Ordinary Share, which represents $6.00 per ADS, in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal or the related Letter of Transmittal to Tender Ordinary Shares, as applicable. Such offer, as amended or supplemented from time to time, is referred to as the “Offer.” All references to “Shares” include Acorn’s Ordinary Shares as well as Acorn’s Ordinary Shares represented by ADSs.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF ADSs HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal.

Your attention is directed to the following:

1.	The Offer Price is $2.00 per Ordinary Share (equivalent to $6.00 per ADS), to the seller in cash, without interest.

2.	The Offer is being made to purchase ADSs and Ordinary Shares representing in the aggregate a number of no more than 20,000,000 Ordinary Shares. If ADSs and Ordinary Shares representing more than 20,000,000 Ordinary Shares are validly tendered prior to the Expiration Date and not withdrawn, Bireme will, upon the terms and subject to the conditions of the Offer, purchase Shares on a pro rata basis based on the number of Ordinary Shares and Ordinary Shares underlying ADSs validly tendered and not withdrawn prior to the Expiration Date.

3.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY BIREME, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY BIREME, WILL EXPIRE.

4.	The Offer is subject to certain conditions. The Offer is not conditioned upon a minimum number of Shares being tendered or upon Bireme obtaining financing. See Section 13 — Conditions of the Offer of the Offer to Purchase.

5.	Any stock transfer taxes applicable to the sale of ADSs to Bireme pursuant to the Offer will be paid by Bireme, except as otherwise set forth in Instruction 6 of the ADS Letter of Transmittal. However, the sale of ADSs to Bireme pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. U.S. federal backup withholding may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the ADS Letter of Transmittal. All ADS holders should consult their tax advisers as to the particular tax consequences of selling their ADSs pursuant to the Offer.

If you wish to have us tender any or all of your ADSs, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions Form with Respect to
Offer to Purchase for Cash
Ordinary Shares and American Depositary Shares
(each representing three Ordinary Shares)
of
Acorn International, Inc.
at
$2.00 Per Ordinary Share
(Equivalent to $6.00 Per American Depositary Share)
up to a maximum aggregate of 20,000,000 Ordinary Shares
Pursuant to the Offer to Purchase
Dated June 3, 2011
by
Bireme Limited

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 3, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) in connection with the offer by Bireme Limited, a Cayman Islands company, to purchase ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of Acorn International, Inc., a Cayman Islands company, and American Depositary Shares (“ADSs”), each representing three Ordinary Shares, in an aggregate amount not to exceed 20,000,000 Ordinary Shares (taking into account both Ordinary Shares that are tendered and Ordinary Shares underlying ADSs that are tendered) for $2.00 per Ordinary Share, which represents $6.00 per ADS, in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal.

This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal furnished to the undersigned.

Number of ADSs to be Tendered:	SIGN HERE

ADSs*
Signature(s)

Dated , 2011
Name(s)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.

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